                                                                Exhibit 99.26




SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF PRO FORMA EARNINGS TO FIXED CHARGES


RATIO OF EARNINGS TO FIXED CHARGES (CONSOLIDATED FUNDS - MINIMUM PARTICIPATION):



                                                                                YEAR ENDED DECEMBER 31,
                                                        -----------------------------------------------------------------------
(000'S)                                                  1995             1996           1997            1998            1999

Earnings:
  Pretax income (loss)                                  $(1,468)        $  (304)        $(1,761)        $  (479)        $(1,399)

Fixed Charges:
  Interest expense                                        1,611           1,505           1,478           1,145           1,116
  Interest factor of rental expense                         128             128             127             125             137
                                                        -------         -------         -------         -------         -------
              Total fixed charges                         1,739           1,633           1,605           1,270           1,253

              Total earnings                                271           1,329            (156)            791            (146)

              Total fixed charges                         1,739           1,633           1,605           1,270           1,253

Ratio of earnings to fixed charges                         0.16            0.81           (0.10)           0.62           (0.12)
                                                        =======         =======         =======         =======         =======

  Deficiency to cover fixed charges                       1,468             304           1,761             479           1,399
                                                        =======         =======         =======         =======         =======

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
              Operating rental expense                      383             383             382             374             410
              Interest factor                                33%             33%             33%             33%             33%

                                                        -------         -------         -------         -------         -------
                                  Total                     128             128             127             125             137
                                                        =======         =======         =======         =======         =======

                                                           THREE MONTHS ENDED
                                                        MARCH 31,       MARCH 31,
                                                        ---------       ---------
(000'S)                                                   1999            2000

Earnings:
  Pretax income (loss)                                   $   (45)        $   (58)

Fixed Charges:
  Interest expense                                           277             357
  Interest factor of rental expense                           31              10
                                                         -------         -------
              Total fixed charges                            308             367

              Total earnings                                 263             309

              Total fixed charges                            308             367

Ratio of earnings to fixed charges                          0.85            0.84
                                                         =======         =======

  Deficiency to cover fixed charges                           45              58
                                                         =======         =======

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
              Operating rental expense                        93              29
              Interest factor                                 33%             33%

                                                         -------         -------
                                  Total                       31              10
                                                         =======         =======
